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                                                                    EXHIBIT 23.2


                    CONSENT OF HOWE BARNES INVESTMENTS, INC.



The Board of Directors
North Shore Community Bancorp, Inc.
Lake Forest Bancorp, Inc.
Hinsdale Bancorp, Inc.
Libertyville Bancorp, Inc.
Crabtree Capital Corporation


     We consent to the inclusion of our opinions as an Appendix to the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 and to all references to our firm and said opinions included in such Joint Proxy Statement/Prospectus.


                                             Howe Barnes Investments, Inc.



                                             By: MICHAEL E. SAMMON
                                                ---------------------------
                                                 Michael E. Sammon
                                                 Senior Vice President

Chicago, Illinois
May 28, 1996